Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We consent to the incorporation by reference in the Registration Statement of CONMED Corporation on Form S-8 (Nos. 33-58119, 333-48693, 333-74497, 333-78987
and 333-90444) of our report, dated May 6, 2004, relating to the financial statements of CONMED Corporation Retirement Savings Plan, which appears in this Annual Report on Form 11-K.

Respectfully Submitted,



/s/ Insero, Kasperski, Ciaccia & Co., P.C.
    Certified Public Accountants

Rochester, New York
June 25, 2004



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